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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 2008
                                                        ------------------

                        COMMUNITY FINANCIAL SHARES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                    0-51296                36-4387843
         --------                    -------                ----------
(State or other Jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)

                 357 Roosevelt Road, Glen Ellyn, Illinois 60137
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (630) 545-0900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.06     MATERIAL IMPAIRMENTS.
              --------------------

         On September 25, 2008, Community Financial Shares, Inc. (the "Company"), the parent company of Community Bank of Wheaton/Glen Ellyn (the "Bank"), determined that a material charge for impairment is required under generally accepted accounting principles with respect to the Company's investment in the preferred stock of the Federal Home Loan Mortgage Corporation ("Freddie Mac"), the value of which has been adversely impacted by the U.S. government's actions with respect to Freddie Mac and the Federal National Mortgage Association ("Fannie Mae").

         At June 30, 2008, the Company had investments in Freddie Mac preferred stock having a cost basis of $500,000 and a carrying value of $354,400. Management determined that the decline in value of such securities at June 30, 2008 was not other than temporary. On September 7, 2008, the United States Department of Treasury and the Federal Housing Finance Agency (the "FHFA") announced, among other things, that Freddie Mac and Fannie Mae were being placed under conservatorship, that control of their management was being given to their regulator, the FHFA, and that Fannie Mae and Freddie Mac were prohibited from paying dividends on their common and preferred stock. Following this announcement, the estimated fair market value of the Company's investment in Freddie Mac preferred stock has declined significantly and it is unclear when and if the value of this investment will improve. The Company has 20,000 shares of Freddie Mac series V preferred stock. As of the market close on September 25, 2008, the total market value of these securities was $14,800 and the resulting unrealized loss, on a pre-tax basis, to the Company on these securities was $485,200. The market value of these securities is likely to fluctuate between now and September 30, 2008 and, as a result, the amount of the unrealized loss may change.

         As a result of these events, on September 25, 2008 the Company determined that it expects to record a non-cash other than temporary impairment on these securities for the quarter ending September 30, 2008, the amount of which is expected to equal the difference between the cost basis of the securities and the market value of the securities at September 30, 2008, less any tax benefit for the loss.

         Management estimates that if the Company was required to record a loss based on the value of the securities on September 25, 2008 or, if the value of the securities on that date was zero, and the Company was not able to record a related tax benefit for the loss, the Bank would remain "well capitalized" under the federal prompt corrective action regulations.


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         The following table sets forth the impact on the Company's and the
Bank's regulatory capital ratios if the securities were valued at their September 25, 2008 market close value and if the Company was not able to record a tax benefit from the loss:

                                                                          (UNAUDITED)
                                                                               AT
                                                                         JUNE 30, 2008
                                                    ---------------------------------------------------------
                                                                                         REGULATORY MINIMUM
                                                                                               TO BE
                                                       ACTUAL          PRO FORMA          WELL CAPITALIZED
                                                    -------------    --------------    ----------------------

COMMUNITY BANK OF WHEATON/GLEN ELLYN
CAPITAL RATIOS:
Total risk-based capital ratio...............            10.7             10.6                 10.0%
Tier 1 risk-based capital ratio..............             9.5              9.4                  6.0
Tier 1 leverage ratio........................             7.8              7.7                  5.0

COMMUNITY FINANCIAL SHARES, INC.
CAPITAL RATIOS:
Total risk-based capital ratio...............            10.1             10.0                   --
Tier 1 risk-based capital ratio..............             8.9              8.8                   --
Tier 1 leverage ratio........................             7.3              7.2                   --







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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: September 29, 2008         By: /s/ Eric J. Wedeen
                                      ------------------------------------------
                                      Eric J. Wedeen
                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER